EXHIBIT 10.33

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the "Agreement") is entered into as of as of March 23, 2009, by and between WALSH ENVIRONMENTAL SCIENTISTS AND ENGINEERS, LLC, a Colorado limited liability company, with a principal place of business located at 4888 Pearl East Circle, Suite 108, Boulder, Colorado 80301 ("Secured Party”) and CALAIS RESOURCES, INC., a Canadian corporation, with a principal place of business located at 4415 Caribou Road. P.O. Box 653, Nederland, Colorado 80466 ("Pledgor") in connection with that certain Promissory Note (the "Note”) of even date herewith between Walsh and Debtor in order to secure the payment obligations of Debtor under the Note.

WHEREAS, Pledgor owns 511,000 shares of restricted capital stock (the "Shares") issued by Calais Resources Inc. (the "Company").

WHEREAS, to induce Secured Party to accept the Note in payment of Pledgor's liabilities to the Secured Party, Pledgor desires to pledge to Secured Party all of the Shares and grant to Secured Party a continuing first priority, perfected security interest in the Collateral (as defined below) to secure Pledgor's payment obligations under the Note.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  PLEDGE. To secure Pledgor's payment obligations under the Note, Pledgor hereby assigns, transfers, pledges, sets over and delivers to Secured Party, and grants Secured Party a security interest in the items of personal property described in Section 2 below (collectively, the "Collateral”).

2.  COLLATERAL. The Collateral shall consist of the following:

(a)  The Shares, including without limitation, (i) any certificates representing the Shares (the "Share Certificates”); (ii) any certificate representing a distribution to Pledgor, as a holder of the Shares, or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of interests, spin-off, split-off or the like; and (iii) any opinion, warrant, or right whether as an addition to or in substitution of or in exchange for any of the Shares; (iv) any distribution or dividend issued with respect to the Shares payable in property, including securities issued by any party including Secured Party: distribution or dividend issued with respect to the Shares payable in property, including securities issued by any party including the Company; and

(b)  Any and all proceeds of the foregoing.

3.  STOCK CERTIFICATES. The Share Certificates shall be endorsed in blank and made subject, to the power of attorney granted to Secured Party in Section 9 below and shall be held by Secured Party until the Collateral is released as provided in Section 8 below.

4.  REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants that it (a) is the sole owner of the Shares free and clear of all liens and encumbrances of any nature whatsoever; and (b) has the full power, right and authority to execute and deliver this Agreement,

5.  STATUS OF PLEDGE. The Collateral is and shall be at all times free of all tax and other liens, security interests, encumbrances and claims of any kind except for the security interest created by the pledge granted herein. Pledgor shall not, so long as any payments due to Secured Party under the Note remain unpaid, pledge to any individual or entity other than Secured Party any interest in the Collateral that is senior to the security interest created by the pledge granted to Pledgor herein. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein,

6.  SALE OF COLLATERAL. Pledgor shall not assign, convey, lease, sell or transfer any of the Collateral to any third party without the prior written consent of Secured Party.

7.  RIGHT TO VOTE. Unless and until the occurrence of an Event of Default (as defined below) hereunder, Pledgor shall be entitled to vote the Shares in connection with all matters upon which the stockholders of the Company are entitled to vote.

8.  RELEASE OF COLLATERAL. Upon the Secured Party's receipt of payment in full of all sums due under the Note, including without limitation the entire Principal Balance thereof and all Interest accrued thereon, the Secured Party shall release the Collateral from the security interest granted herein and this Agreement shall terminate.

9.  APPOINTMENT OF SECURED PARTY. Effective as of the occurrence of an Event of Default, Pledgor hereby constitutes and appoints Secured Party as its true and lawful attorney, with full power of substitution, to ask, demand, collect, receive, and give acquittance for any and all amounts that may be or become due or payable under the Shares; to endorse the name of Pledgor on any instrument given in evidence, payment, or partial payment thereof; and in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Pledgor or otherwise, that Secured Party may deem necessary or appropriate to protect and preserve its right, title and interest hereunder.

10. EVENTS OF DEFAULT. Pledgor shall be in default (each an "Event of Default”) under this Agreement and the Note in the event that Pledgor:

(a)  defaults in the performance of its payment obligations or any other obligations as set forth in the Note, any Security Instrument (as defined in the Note), or any other agreement between the Pledgor and Secured Party, the failure of which would have a materially negative effect on Pledgor's ability to pay the amounts due under the Note or in any way materially reduce or impair the value of the Collateral and/or Secured Party's perfected, first priority security interest in the Collateral;

(b)  fails to make any payment due to Secured Party under this Agreement or any other promissory notes or agreement between Pledgor and Secured Party evidencing indebtedness owed by Pledgor to Secured Party;

(c)  fails to perform any obligation or defaults with respect to any warranty or covenant to Secured Party set forth in this Agreement or any other present or future written agreement regarding this or any other indebtedness, the failure of which would have a materially negative effect on Pledgor's ability to pay the amounts due under the Note or in any way materially reduce or impair the value of the Collateral and/or Secured Party's perfected, first priority security interest in the Collateral; or

(d)  is dissolved or terminated, ceases to operate its business, becomes insolvent, fails to generally pay its obligations as they become due, makes an assignment for the benefit of creditors or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding.

11.            REMEDIES.  Upon the occurrence of an Event of Default hereunder, Secured Party may, at its option and without notice to or demand on Pledgor, exercise any and all rights and remedies available to Secured Party, at law or in equity or otherwise, including with limitation, foreclosing upon the Collateral. In the event Secured Party exercises its right to foreclose on the Collateral and takes ownership of the Shares, Pledgor acknowledges and agrees that Secured Party shall have all the rights and privileges appurtenant to the ownership of the Shares, subject to applicable law. The rights, powers, and remedies of Secured Party under this Agreement shall be in addition to all rights, powers, and remedies given to Secured Party by virtue of any statute or rule of law or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

12.            NOTICES. All notices to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by overnight delivery service, mailed by first class mail return receipt requested, or delivered by facsimile when transmitted and the appropriate confirmation of delivery is received. Notices, demands and communications shall, unless another address is specified in writing, be sent to the addresses for the parties as set forth above.

13.          TRANSFER OR ASSIGNMENT. Secured Party or any holder hereof may at any time, with or without notice to Pledgor, assign or otherwise transfer its rights and obligations hereunder to any third party, provided, however, that any such assignment or transfer shall also be deemed to include assignment or transfer of Lender's rights under the Note to such third party in such event such third party shall have and may exercise all of Secured Party's rights hereunder, and Pledgor shall not assert against such third party any defense, counterclaim or offset that Pledgor may have against Secured Party, except that Debtor may assert by way of affirmative defense or offset any legal theory asserting that Debtor has partially or fully satisfied its obligations hereunder or that Secured Party has violated the terms of this Agreement or the Note. Pledgor shall, upon Pledgor's receipt of written notice of any such transfer or assignment, acknowledge receipt thereof in writing and shall comply with the reasonable directions and demands of such third party. Pledgor may not assign, delegate or otherwise transfer any of its rights and obligations hereunder without the prior written consent of Secured Party.

14.  GOVERNING LAW; VENUE; JURISDICTION; JURY TRIAL WAIVER.  The validity and interpretation of this Agreement shall be governed by the laws of the State of Colorado. The parties agree that any action or proceeding commenced under or with respect to this Agreement shall be brought only in the county or district courts of Boulder County, Colorado, and the parties irrevocably consent to the jurisdiction of such courts and waive any right to alter or change venue, including by removal. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY SUIT, CLAIM, CAUSE OF ACTION OR OTHER ACTION TO ENFORCE ANY TERM OR CONDITION OF THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RELATED TO THIS AGREEMENT.

15.  ENTIRE AGREEMENT; SEVERABILITY; AMENDMENTS. This Agreement together with the Note, constitutes the entire understanding or agreement between the parties, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. In the event any provision of this Agreement shall be prohibited or unenforceable in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law; or if for any reason it is not deemed so modified, it shall be ineffective only to the extent of such prohibition or unenforceability without affecting the remaining provisions hereof and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may not be amended, modified, or changed, nor shall any waiver by Secured Party of any provision of this Agreement be effective, except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

16.  LEGAL EXPENSES. In the event that either party institutes any legal action to enforce or construe any provision of this Agreement, including arbitration or mediation, the non-prevailing party shall pay to the prevailing party reasonable costs and expenses, including legal fees, incurred by the prevailing party as a result of such legal action.

17.  COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be executed as of the date first above written.

PLEDGOR: CALAIS RESOURCES, INC.	SECURED PARTY: WALSH ENVIRONMENTAL
SCIENTISTS AND ENGINEERS, LLC

By: /s/ David K. Young	By: /s/
Name: David K. Young	Name:
Title: President and CEO	Title: